June 9, 2005

To Each of the Parties Listed

on Schedule A Attached Hereto

Opinion: Tax (Grantor Trust) NCF Grantor Trust 2005-2 Grantor Trust Certificates, Series 2005-GT2

Ladies and Gentlemen:

We have acted as counsel to The National Collegiate Student Loan Trust 2005-2, a Delaware statutory trust (the “Trust”), The National Collegiate Funding LLC (the “Depositor”), The First Marblehead Corporation (“FMC”) and First Marblehead Data Services, Inc. (“FMDS”) as to certain matters in connection with (i) the Student Loan Purchase Agreements listed on Schedule B (each, a “Student Loan Purchase Agreement”), each among a bank listed on Schedule C (each, a “Bank”) as originator pursuant to the student loan programs listed on Schedule D and seller of student loans (each, a “Student Loan”) and FMC, and the Pool Supplements thereto listed on Schedule E (each, a “Pool Supplement;” together with the related Student Loan Purchase Agreement, each, a “Bank Sale Agreement”), each among a Bank, FMC, the Trust and the Depositor, (ii) the Deposit and Sale Agreement, dated as of June 9, 2005 (the “Depositor Sale Agreement”), between the Depositor and the Trust, (iii) the Indenture, dated as of June 1, 2005 (the “Indenture”), between the Trust and U.S. Bank National Association (the “Indenture Trustee”), and the Student Loan Asset Backed Notes Series 2005-2 (the “Notes”) issued pursuant thereto, (iv) each of the Guaranty Agreements listed on Schedule F (each, a “Guaranty Agreement”), each between The Education Resources Institute, Inc. (“TERI”) and a Bank, (v) each of the Deposit and Security Agreements, Control Agreements and Security Agreements listed on Schedule G (each, a “Deposit Agreement”), (vi) the Deposit and Security Agreement, dated as of June 9, 2005 (the “Security Agreement”), among TERI, the Trust and FMDS, (vii) the Custodial Agreements, each dated as of June 9, 2005 (the “Custodial Agreements”), among the Trust, the Indenture Trustee and the Pennsylvania Higher Education Assistance Agency (“PHEAA”), Great Lakes Educational Loan Services, Inc. (“Great Lakes”), CFS-SunTech Servicing, LLC (“SunTech”), Educational Services of America, Inc. (“Educational Services”) and Nelnet, Inc. (“Nelnet”), respectively, (viii) (a) the Alternative Servicing Agreement, dated October 16, 2001, as amended (the “PHEAA Servicing Agreement”), between PHEAA and FMC, (b) the Non-FFELP Loan Servicing Agreement, dated as of May 1, 2003 (the “Great Lakes Servicing Agreement”), between Great Lakes and FMC, (c) the Private Consolidation Servicing Agreement, dated March 26, 2004 (the “SunTech Servicing

Opinion: Tax (Grantor Trust)

NCF Grantor Trust 2005-2

June 9, 2005

Agreement”), between SunTech and FMC, (d) the Alternative Servicing Agreement, dated as of February 1, 2004, as supplemented (the “Educational Services Servicing Agreement”), between Educational Services and FMC and (e) the Loan Servicing Agreement, dated as of August 1, 2001, as amended (collectively with the PHEAA Servicing Agreement, the Great Lakes Servicing Agreement, the SunTech Servicing Agreement and the Educational Services Servicing Agreement, the “Servicing Agreements”), between Nelnet and FMC, (ix) the Servicer Consent Letters, each dated as of June 9, 2005 (the “Servicer Consent Letters”), among FMC, the Trust and PHEAA, Great Lakes, SunTech, Educational Services and Nelnet, respectively, (x) the Interim Trust Agreement, dated as of May 18, 2005, between Delaware Trust Company, National Association (the “Owner Trustee”) and the Depositor, as amended and restated by the Trust Agreement, dated as of June 9, 2005 (as amended and restated, the “Trust Agreement”), among the Owner Trustee, the Depositor and TERI, and the owner trust certificates issued pursuant thereto (the “Owner Trust Certificates”), (xi) the Administration Agreement, dated as of June 9, 2005 (the “Administration Agreement”), among the Trust, the Owner Trustee, the Indenture Trustee, FMDS and the Depositor, (xii) the Underwriting Agreement, dated as of May 26, 2005 (the “Underwriting Agreement”), among the Depositor and Deutsche Bank Securities Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc., on behalf of themselves and the other underwriters listed thereon (collectively, the “Underwriters”), (xiii) the Acknowledgment of Guaranty Agreements, dated as of June 9, 2005 (the “Acknowledgment”), by TERI, (xiv) the Structuring Advisory Agreement, dated as of June 9, 2005 (the “Structuring Agreement”), between the Trust and FMC, (xv) each Loan Origination Agreement listed on Schedule H (each, an “Origination Agreement”), (xvi) the Back-up Administration Agreement, dated as of June 9, 2005 (the “Back-up Administration Agreement”), among the Trust, the Depositor, FMDS, the Owner Trustee and U.S. Bank National Association, (xvii) the Base Prospectus, dated May 20, 2005 (the “Base Prospectus”), the related Preliminary Prospectus Supplement, dated May 20, 2005 (the “Preliminary Prospectus Supplement”), and the related Prospectus Supplement, dated June 7, 2005 (together with the Preliminary Prospectus Supplement, the “Prospectus Supplement” together with the Base Prospectus, the “Prospectus”), (xviii) Registration Statement No. 333-118894 filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) and (xix) the Grantor Trust Agreement, dated as of June 9, 2005 (the “Grantor Trust Agreement”), between the Depositor and U.S. Bank National Association (the “Grantor Trustee”) creating NCF Grantor Trust 2005-2 (the “Grantor Trust”), and the grantor trust certificates (the “Grantor Trust Certificates”) issued pursuant thereto. Each Student Loan Purchase Agreement, each Pool Supplement, the Depositor Sale Agreement, the Indenture, each Guaranty Agreement, each Deposit Agreement, the Security Agreement, each Custodial Agreement, each Servicing Agreement, each Servicer Consent Letter, the Trust Agreement, the Administration Agreement, the Underwriting Agreement, the Acknowledgment, the Structuring Agreement, each Origination Agreement, the Back-up Administration Agreement and the Grantor Trust Agreement are collectively referred to herein as the “Agreements.” Capitalized terms not defined herein have the meanings assigned to them in Appendix A to the Indenture. This opinion is being delivered pursuant to Section 6 of the Underwriting Agreement.

In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including,

Opinion: Tax (Grantor Trust)

NCF Grantor Trust 2005-2

June 9, 2005

where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in any opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, the conformity to the originals of all documents submitted to us as copies, the genuineness of all signatures and the legal capacity of natural persons, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary entity authorization, execution, authentication, payment, delivery and enforceability (as limited by bankruptcy and other insolvency laws) of and under all documents, and the necessary entity power and authority with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates in a manner that affects the correctness of any opinion expressed below. In rendering this opinion letter, except for any matter that is specifically addressed in any opinion expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates. Each assumption herein is made and relied upon with your permission and without independent investigation.

This opinion letter is based upon our review of the documents referred to herein. We have conducted no independent investigation with respect to the facts contained in such documents and relied upon in rendering this opinion letter. We also note that we do not represent any of the parties to the transactions to which this opinion letter relates or any of their affiliates in connection with matters other than certain transactions. However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates, after such consultation with such other attorneys in this firm as they deemed appropriate, have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter.

In rendering this opinion letter, we do not express any opinion concerning any law other than the federal income tax laws of the United States, including without limitation the Internal Revenue Code of 1986, as amended (the “Code”). We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

The tax opinions set forth below are based upon the existing provisions of applicable law and regulations issued or proposed thereunder, published rulings and releases of applicable agencies or other governmental bodies and existing case law, any of which or the effect of any of which could change at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed

Opinion: Tax (Grantor Trust)

NCF Grantor Trust 2005-2

June 9, 2005

herein are limited as described below, and we do not express any opinion on any other legal or income tax aspect of the transactions to which this opinion letter relates.

Based upon and subject to the foregoing, it is our opinion that:
1.

The statements made in the Base Prospectus and Prospectus Supplement under the heading “U.S. Federal Income Tax Consequences”, to the extent that those statements constitute matters of law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the Grantor Trust Certificates offered thereby, are correct in all material respects with respect to those consequences or matters that are discussed therein.

2.

Assuming the accuracy of and compliance with the factual representations, covenants and other provisions of the Agreements without any waiver or modification thereof, for United States federal income tax purposes, the Grantor Trust will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

This opinion letter is rendered for the sole benefit of each addressee hereof with respect to the matters specifically addressed herein, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document made available, to any other person or entity except (i) to any applicable rating agency, institution providing credit enhancement or liquidity support or governmental authority, (ii) to any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this opinion letter may be made available as provided herein, (iii) to any and all persons, without limitation, in connection with the disclosure of the tax treatment and tax structure of the transaction (as defined in Treasury regulation section 1.6011-4), (iv) in connection with a due diligence inquiry by or with respect to any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion letter, (v) in order to comply with any subpoena, order, regulation, ruling or request of any judicial, administrative, governmental, supervisory or legislative body or committee or any self-regulatory body (including any securities or commodities exchange or the National Association of Securities Dealers, Inc.) and (vi) as otherwise required by law; provided that none of the foregoing is entitled to rely hereon unless an addressee hereof. We assume no obligation to revise, supplement or withdraw this opinion letter, or otherwise inform any addressee hereof or other person or entity, with respect to any change occurring subsequent to the delivery hereof in any applicable fact or law or any judicial or administrative interpretation thereof, even though such change may affect a legal analysis or conclusion contained herein. In addition, no attorney-client relationship exists or has existed by reason of this opinion letter between our firm and any addressee hereof or other person or entity except for any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion letter. In permitting reliance hereon by any person or entity other than such an addressee for which we have acted as counsel, we are not acting as counsel for such other person or entity and have not assumed and are not assuming any

Opinion: Tax (Grantor Trust)

NCF Grantor Trust 2005-2

June 9, 2005

responsibility to advise such other person or entity with respect to the adequacy of this opinion letter for its purposes.

Very truly yours,
/s/THACHER PROFFITT & WOOD LLP